                                                                   EXHIBIT 10.3




                               THIRD AMENDMENT TO
                        TERM LOAN AND SECURITY AGREEMENT

         THIS THIRD AMENDMENT TO TERM LOAN AND SECURITY AGREEMENT (the "Amendment") is made and entered into as of the 5th day of January, 1999, by and between LANDAIR CORPORATION, a Tennessee corporation and LANDAIR TRANSPORT, INC., a Tennessee corporation (hereinafter referred to collectively as the "Borrower") and SUNTRUST BANK, NASHVILLE, N.A., a national banking association (the "Lender").

                                R E C I T A L S:

         A. Borrower and Lender previously entered into that certain Term Loan and Security Agreement dated July 13, 1994 (as amended from time to time, the "Loan Agreement").

         B. Borrower and Lender amended the Loan Agreement pursuant to a First Amendment to Term Loan and Security Agreement dated June 16, 1995 and a Second Amendment to Term Loan and Security Agreement dated October 15, 1997.

         C. Pursuant to the terms of the Loan Agreement, Borrower has previously executed in favor of Lender that certain Promissory Note which has a principal amount outstanding as of the date hereof of $4,416,788 which is governed by the Loan Agreement and is defined as the "Notes" in the Loan Agreement.

         D. Landair Services, Inc. was previously a "Borrower" under the Loan Agreement and the Notes and with the consent of Lender was released as an obligor thereunder.

         E. Landair Corporation executes this Amendment to evidence its agreement to be added as a "Borrower," as such term is defined and described in the Loan Agreement.

         F. Terms not defined herein shall have the meanings ascribed to such terms in the Loan Agreement.

         G. Borrower and Lender have agreed to amend the Loan Agreement as set forth below.

         NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

         1. Section 1.1 of the Loan Agreement is amended to acknowledge that there will be no additional Advances under the Loan.

         2. Section 3.2 concerning "Negative Covenants" is amended by the addition of the following as subsections (e) and (f) thereof:

                  (e) Acquisitions. Make any acquisition of another entity (either stock or assets) (or a series of related acquisitions) with an aggregate purchase price in excess of $25,000,000 without the prior written consent of Lender. For any such acquisitions with a purchase price of less than $25,000,000, Borrower will give prior written notice to Lender together with certification that such acquisition will not cause an Event of Default hereunder.

                  (f) Change in Control. Allow any person or entity that currently does not have Operating Control of Borrower to acquire such Operating Control without Lender's prior written consent. "Operating Control" means direct or indirect control of, or the ability or right to control or vote (directly or indirectly) a majority of the voting securities of Borrower.

         3. Sections 4.1 and 4.2 of the Loan Agreement concerning "Financial Covenants" are deleted and the following sections are substituted in lieu thereof:

                  Section 4.1. EBITR Divided by IR Ratio. While any of the Indebtedness is outstanding, Landair Corporation will maintain (on a consolidated basis) a ratio of earnings (before interest and rent expense and taxes) to interest and rent expense, of no less than 2.0 to 1.0, calculated on an annualized rolling four fiscal quarter basis and measured at the end of each fiscal quarter commencing December 31, 1998.

                  Section 4.2. Adjusted Funded Debt to EBITDAR Ratio. While any of the Indebtedness is outstanding, Landair Corporation will maintain (on a consolidated basis) a ratio of Adjusted Funded Debt to earnings before interest, taxes, depreciation, amortization and rents ("EBITDAR") of no greater than 3.0 to 1.0, calculated on an annualized rolling four fiscal quarter basis and measured at the end of each fiscal quarter commencing December 31, 1998.

                  Section 4.3. Capitalization Ratio. While any of the Indebtedness is outstanding, Landair Corporation will maintain at all times (on a consolidated basis) a ratio of Adjusted Funded Debt to Adjusted Capitalization not to exceed 0.55 at any time.

                  Section 4.4. Tangible Net Worth. While any of the Indebtedness is outstanding, Landair Corporation will maintain (on a consolidated basis) at all times a Tangible Net Worth equal to $39,000,000 commencing September 30, 1998. Commencing December 31, 1998, Tangible Net Worth shall increase after each fiscal quarter by: (i) at least 75% of net income, without any deduction for losses; and (ii) 100% of the net proceeds of any equity offering.

                  Section 4.5. Definitions. As used in this Article IV, the following terms shall have the definitions set forth below:

                      FUNDED DEBT shall mean, without respect to the Landair
            Corporation on a consolidated basis, (a) any obligation for borrowed money; (b) any obligation evidenced by bonds, debentures, notes or other similar instruments; (c) any obligation to pay the deferred purchase price of property or for services (other than in the ordinary course of business); (d) any capitalized lease obligation; (e) any obligation or liability of others secured by a lien on property owned, whether or not such obligation or liability is assumed; (f) any liability of the Borrower to the Lender (or its affiliates) under any swap agreements or similar arrangements; and
            (g) any letter of credit issued for the account of Landair Corporation or its subsidiaries. The calculation of Funded Debt shall include all Funded Debt of Landair Corporation and its subsidiaries, plus all Funded Debt of other entities or persons which has been guaranteed by Landair Corporation or any subsidiary. Funded Debt shall also include the redemption amount with respect to any redeemable preferred stock of Landair Corporation or its subsidiaries required to be redeemed within the next twelve months.

                      ADJUSTED FUNDED DEBT shall mean, with respect to Landair
            Corporation all on a consolidated basis the sum of (a) Funded
            Debt plus (b) rent expense as calculated in accordance with Standard and Poor Corporation's methodology, as such method may change from time to time.

                      ADJUSTED CAPITALIZATION shall mean, with respect to
            Landair Corporation on a consolidated basis the sum of (a) stockholder's equity plus (b) Adjusted Funded Debt.

                      TANGIBLE NET WORTH shall mean, as of the date of
            determination, Landair Corporation's total consolidated net worth minus any goodwill or other intangibles as determined in accordance with generally accepted accounting principles.

         4. The Loan Agreement is hereby, and shall henceforth be deemed to be, amended, modified and supplemented in accordance with the provisions hereof, effective as of the execution of this Amendment, and the respective rights, duties and obligations of Borrower and Lender under the Loan Agreement shall hereafter be determined, exercised and enforced thereunder subject in all respects to such amendments, modifications and supplements, and all terms and conditions of this Amendment shall be for any and all purposes, a part of the terms and conditions of the Loan Agreement.

         5. This Amendment shall be governed by and construed in accordance with the laws of the State of Tennessee.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the day and year first above written.


                                   BORROWER:

                                   LANDAIR CORPORATION

                                   By: E.R. Brown

                                   Title: President


                                   LANDAIR TRANSPORT, INC.

                                   By: E.R. Brown

                                   Title: President

                                   LENDER:

                                   SUNTRUST BANK, NASHVILLE, N.A.


                                   By:  Allen K. Oakley

                                   Title:  Senior Vice President